JPM10D                                                               Appendix I
                           THE JPM INSTITUTIONAL FUNDS
                     AMENDMENT NO. 8 TO DECLARATION OF TRUST

                                  Amendment and
                  Eighth Amended and Restated Establishment and
                       Designation of Series of Shares of
                Beneficial Interest (par value $0.001 per share)
                              Dated October 8, 1997

         Pursuant to Section 6.9 of the Declaration of Trust, dated as of November 4, 1992, as amended (the "Declaration of Trust"), of The JPM Institutional Funds (the "Trust"), the Trustees of the Trust hereby designate one additional series of Shares, such additional series together with the existing series of Shares totalling twenty-eight series of Shares (each a "Fund" and collectively the "Funds") of the Trust.

         1. The Funds shall be redesignated and redesignated or designated as follows:

                  The JPM Institutional Federal Money Market Fund
                  The JPM Institutional Prime Money Market Fund
                  The JPM Institutional Tax Exempt Money Market Fund
                  The JPM Institutional Short Term Bond Fund
                  The JPM Institutional Bond Fund
                  The JPM Institutional Tax Exempt Bond Fund
                  The JPM Institutional U.S. Equity Fund
                  The JPM Institutional U.S. Small Company Fund
                  The JPM Institutional International Equity Fund
                  The JPM Institutional Diversified Fund
                  The JPM Institutional International Bond Fund
                  The JPM Institutional Emerging Markets Equity Fund
                  The JPM Institutional New York Total Return Bond Fund
                  The JPM Institutional Asia Growth Fund
                  The JPM Institutional Japan Equity Fund
                  The JPM Institutional European Equity Fund
                  The JPM Institutional Disciplined Equity Fund
                  The JPM Institutional Global Strategic Income Fund
                  The JPM Institutional International Opportunities Fund
                  The JPM Institutional U.S. Small Company Opportunities Fund The JPM Institutional Emerging Markets Debt Fund
                  The JPM Institutional Latin American Equity Fund
                  The JPM Institutional Treasury Money Market Fund
                  The JPM Institutional Service Treasury Money Market Fund The JPM Institutional Service Prime Money Market Fund
                  The JPM Institutional Service Federal Money Market Fund
                  The JPM Institutional Service Tax Exempt Money Market Fund The JPM Ultra Institutional Bond Fund

                  and shall have the following special and relative rights:

         2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of a Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shares of the Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law.

         3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

         4. The assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 6.9 of the Declaration of Trust.

         5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund, previously, now or hereafter created, or otherwise to change the special and relative rights of any Fund or any such other series of Shares.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 8th day of October, 1997. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.




                                                     /s/ Frederick S. Addy



                                                     /s/ William G. Burns



                                                     /s/ Arthur C. Eschenlauer



                                                     /s/ Matthew Healey



                                                     /s/ Michael P. Mallardi